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                                                                 Exhibit 5(b)

          PEREZ ALATI, GRONDONA, BENITES, ARNTSEN & MARTINEZ DE HOZ(h)

                                    ABOGADOS

                  SUIPACHA 1111 - PISO 18 - (1368) BUENOS AIRES

FAX (541) 311-2317                                           315-9959 / 315-8776




                                                                  July  28, 1995




Amoco Argentina Oil Company
Amoco Company
Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601
U.S.A.




Dear Sirs:

Amoco Argentina Oil Company, a Delaware corporation (the "Company"), proposes to issue, from time to time through its branch in Argentina (the "Argentine Branch"), debt securities in the form of "OBLIGACIONES NEGOCIABLES" pursuant to the Medium Term Note Program approved by the Board of Directors of the Company on April 6, 1995 which general terms and conditions were approved by Resolution of the Argentine Branch dated April 24, 1995 (the "Securities") jointly and severally guaranteed (the "Guarantees") by Amoco Company, a Delaware corporation ("Amoco Company") and by Amoco Corporation, an Indiana corporation ("Amoco"). The Securities and the Guarantees are to be issued pursuant to an indenture (the "Indenture") to be entered into among the Company, Amoco Company, Amoco and The Chase Manhattan Bank, National Association, as Trustee, Co-Registrar and Principal Paying Agent, and The Chase Manhattan Bank, N.A. (Buenos Aires), as Registrar and Paying Agent, a form of which is included as an exhibit to the Registration Statement on Form S-3 filed by the Company, Amoco Company and Amoco relating to the Securities and the Guarantees (the "Registration Statement").

As special Argentine counsel to the Company (including the Argentine Branch), Amoco Company and Amoco, we are familiar with their respective charters, by-laws and the minutes of meetings of directors and other corporate records in connection with the authorization of the Securities and the Guarantees. We have assumed the authenticity of all such documents and the genuineness of all signatures thereon. We have examined the Registration Statement and the exhibits thereto. Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

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1.   The Argentine Branch has been registered as an Argentine Branch with the
     Public Registry of Commerce on November 25, 1958, under number 60 page (folio) 60, book 50, volume B of foreign by-laws and, in connection with a change of its name to its present name, on November 24, 1969 under number 62, page (folio) 95, book 51, volume B of foreign by-laws.

2. When the Securities have been duly authorized and duly executed by the Company acting through its Argentine Branch and authenticated as provided in the Indenture and when duly paid for and delivered in accordance with the procedures described in the Registration Statement and any prospectus supplement relating to such sale, and assuming that the Securities will have been duly authorized and executed by the Company under the laws of the State of Delaware and the State of New York, and assuming further, that the Securities constitute valid and binding obligations of the Company under the laws of the State of New York, the Securities will be duly authorized and valid and binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture, and assuming that the Guarantees have been duly authorized and executed by Amoco Company and Amoco under the laws of their respective jurisdictions of incorporation and the State of New York and assuming, further, that the Guarantees constitute valid and legally binding obligations under the laws of the State of New York, the Guarantees are valid and legally binding obligations of Amoco Company and Amoco in accordance with and subject to the terms thereof and of the Indenture.

3. The Securities will constitute "OBLIGACIONES NEGOCIABLES" issued in accordance with the Argentine Negotiable Obligations Law.

The opinions set forth above are subject to the following limitations, qualifications and exceptions:

(a) the ability of the Argentine Branch to make payments in respect of the Securities in non-Argentine currency (and the ability of any person to remit out of Argentina the proceeds of any judgment award in non-Argentine currency issued by a court in Argentina) will be subject to any exchange control regulations which may be in effect at the time of payment (or such remittance); however, we hereby advise you that there are no exchange control restrictions in place as of the date hereof that would prohibit, limit or otherwise affect any such payment or remittance;

(b) there is doubt as to whether Argentine courts would enforce in all respects and in a timely manner against the Company or any of its directors or officers, judgments obtained in the United States courts predicated solely upon the civil liability provisions of the federal securities laws of the United States or enforce liabilities against the Company or such


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     persons in original actions brought in Argentine courts predicated solely upon the federal securities laws of the United States; and

(c) the opinion expressed in paragraph 2 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.


We are qualified to practice law in Argentina, and the opinions expressed above are limited solely to the laws of Argentina as in effect on the date hereof.

This opinion is rendered solely for the use by the addresses hereof in connection with the transactions described herein and may not be relied upon by any other person for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name under the headings "Taxation - Argentine Taxation" and "Legal Opinions" in the Registration Statement and related prospectus.

Very truly yours,



JOSE MARTINEZ DE HOZ

Jose A. Martinez de Hoz  (Jr.)